                                                           EXHIBITS 5.1 AND 23.1


                                  June 9, 1999

Suiza Foods Corporation
2515 McKinney Avenue
Suite 1200
Dallas, Texas 75201

     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     I render this opinion as counsel to Suiza Foods Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an additional 1,500,000 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), issuable upon the exercise of options granted or grants of Common Stock made pursuant to the Suiza Foods Corporation 1997 Stock Option and Restricted Stock Plan (the "Plan"). The Shares are being registered pursuant to a registration statement on Form S-8 to be filed with the Securities and Exchange Commission on or about June 9, 1999 (the "Registration Statement").

     In connection with this opinion, I have examined such documents and records of the Company and such statutes, regulations, and other instruments and certificates as I have deemed necessary or advisable for the purposes of this opinion. I have assumed that all signatures on all documents presented to me are genuine, that all documents submitted to me as originals are accurate and complete, and that all documents submitted to me as copies are true and correct copies of the originals thereof. I have also relied upon such certificates of public officials, corporate agents and officers of the Company and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established.

     Based on the foregoing, I am of the opinion that the Shares will be, if and when issued and paid for in accordance with the Plan, validly issued, fully paid and nonassessable, assuming the Company maintains an adequate number of authorized but unissued shares of common stock available for such issuance, and further assuming that the consideration actually received by the Company for the Shares exceeds the par value thereof.

     I consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,


                                    /s/ LISA N. TYSON

                                        Lisa N. Tyson
                                        Vice President and
                                        Assistant General Counsel
                                        Suiza Foods Corporation